UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

Sera Prognostics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40606	26-1911522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2749 East Parleys Way Suite 200
Salt Lake City, Utah		84109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 990-0520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2025, Sera Prognostics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of 1,250,000 shares of Class A common stock, par value $0.0001 per share (the “Firm Shares”), at a public offering price of $4.00 per Share (as defined below), and, in lieu of Class A common stock to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 11,250,000 shares of Class A common stock, at a public offering price of $3.9999 per Pre-Funded Warrant, which represents the per share offering price for the Shares less the $0.0001 per share exercise price for each Pre-Funded Warrant. The gross proceeds to the Company from the Offering are expected to be approximately $50 million, before deducting underwriting discounts and commissions and other offering expenses. The Company will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. Under the terms of the Underwriting Agreement, the Underwriters have an option, exercisable for 30 days, to purchase up to an additional 1,875,000 shares of Class A common stock (the “Optional Shares” and, together with the Firm Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions. All of the Shares and Pre-Funded Warrants are being offered by the Company. The Offering is expected to close on or about February 12, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering to expand its commercial infrastructure and capabilities in the United States, accelerate preparations for expansion in the European Union, fund additional studies designed to increase adoption of the PreTRM test, including a potential submission to the U.S. Food and Drug Administration seeking broad approval of the PreTRM test, and for general corporate purposes.

The Shares and Pre-Funded Warrants will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-281347), which was initially filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2024 and was declared effective on August 13, 2024. A final prospectus supplement and accompanying prospectus relating to the Offering was filed with the Commission on February 11, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage, but not in excess of 19.99%, by providing at least 61 days’ prior notice to the Company. The foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to the form of Pre-Funded Warrant, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

A copy of the legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the Shares and the Pre-Funded Warrants, as well as the shares of Class A common stock underlying the Pre-Funded Warrants, is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

Based on current plans, the Company estimates that its existing cash, cash equivalents and marketable securities, together with the estimated net proceeds from the Offering, will be sufficient to enable to fund its operating expenses and capital expenditure requirements through 2028. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 10, 2025, the Company issued press releases announcing the launch and pricing of the Offering, respectively, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 10, 2025, by and among Sera Prognostics, Inc. and Jefferies LLC, TD Securities (USA) LLC and William Blair & Company, L.L.C. as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Launch Press Release of Sera Prognostics, Inc., dated February 10, 2025

99.2	Pricing Press Release of Sera Prognostics, Inc., dated February 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERA PROGNOSTICS, INC.

Date: February 11, 2025	By:	/s/ Austin Aerts
Austin Aerts
Chief Financial Officer